Exhibit 10.1

PROMISSORY NOTE

THIS PROMISSORY NOTE (the “Note”) is made as of the 1st day of October 2025, by and between Odyssey Health, Inc., Nevada corporation, (hereinafter known as “BORROWER”) and Peter J. D’Arruda, an individual (hereinafter known as “LENDER”), whose address is 124 Poppleford Place, Cary, NC 27518. BORROWER and LENDER shall collectively be known herein as “the Parties”. In determining the rights and duties of the Parties under this Note, the entire document must be read as a whole.

PROMISSORY NOTE

FOR VALUE RECEIVED, BORROWER promises to pay to the order of LENDER the sum of $100,000 (One hundred thousand dollars) (hereinafter the “Loan Amount”) representing a cash loan from LENDER to BORROWER. The entire outstanding Loan Amount shall bear interest at a rate of eighteen (18%) percent per annum, and shall be paid in full on the dates below.

ADDITIONAL LOAN TERMS

The Parties hereby further set forth their rights and obligations to one another under this Loan Agreement and agree to be legally bound as follows:

A.	Maturity. The Note, and any accrued interest, will be due in full on September 30, 2026, (the “Maturity Date”). However, BORROWER may pay off the loan and interest at any time prior to the maturity Date at the BORROWER’s discretion. Notwithstanding the foregoing, the unpaid principal of this Note, and any interest, shall become immediately due and payable upon the insolvency of the BORROWER, the commission of any act of bankruptcy by the BORROWER, the execution by the BORROWER of a general assignment for the benefit of creditors, the filing by or against the BORROWER of a petition in bankruptcy, or the appointment of a receiver or trustee to control the Company in any way.

B.	Parties that are not individuals. If any party to this agreement is other than an individual (i.e., a Corporation, a Limited Liability Company, a Partnership, or a Trust), said Party, and the individual signing on behalf of said Party, hereby represents and warrants that all steps and actions have been taken under the entity’s governing instruments to authorize the entry into this Loan Agreement. Breach of any representation contained in this paragraph is considered a material breach of the Loan Agreement.

C.	Integration. This Loan Agreement sets forth the entire agreement between the Parties with regard to the subject matter hereof. All prior agreements, representations and warranties, expressed or implied, oral or written with respect to the subject matter hereof, are hereby superseded by this Loan Agreement. This is an integrated Loan Agreement.

D.	Severability. In the event any provision of this Loan Agreement is deemed to be void, invalid, or unenforceable, that provision shall be severed from the remainder of this Loan Agreement so as not to cause the invalidity or unenforceability of the remainder of this Loan Agreement. All remaining provisions of this Agreement shall then continue in full force and effect. If any provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope and breadth permitted by law.

E.	Modification. Except as otherwise provided in this document, this Loan Agreement may be modified, superseded, or voided only upon the written and signed agreement of the Parties. Further, the physical destruction or loss of this document shall not be construed as a modification or termination of the Loan Agreement contained herein.

1

F.	Exclusive Jurisdiction for Suit in Case of Breach. The parties, by entering into this Loan Agreement, submit to jurisdiction in the State of Nevada for adjudication of any disputes and/or claims between the parties under this Loan Agreement. Furthermore, the Parties hereby agree that the courts of the State of Nevada shall have exclusive jurisdiction over any disputes between the Parties relative to this Loan Agreement, whether said disputes sounds in contract, tort, or other areas of the law.

G.	State Law. This Loan Agreement shall be interpreted under, and governed by, the laws of the State of Nevada.

IN WITNESS WHEREOF, and acknowledging acceptance and agreement of the foregoing, BORROWER, and LENDER affix their signatures hereto,

Odyssey Health , Inc.		Peter D’Arruda

/s/ J. Michael Redmond		/s/ Peter D’Arruda
By:	J. Michael Redmond	By:	Peter D’Arruda
Title:	President and CEO		An Individual
Dated:	October 1, 2025	Dated:	October 1, 2025

2